STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

C T CORPORATION SYSTEM
P.O. BOX 9748
FORT LAUDERDALE, FL 33310

Job:C20090817-1653
August 18, 2009

Special Handling Instructions:
08/18/09 CT E-MAIL

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00002392442-56		11	$2.00	$22.00
Copies - Certification of Document	00002392442-56		1	$30.00	$30.00
Total					$52.00

Payments

Type	Description	Amount
Billed	750060	$52.00
Total		$52.00

Credit Balance: $0.00

Job Contents:
NV Corp Certified Copy Request Cover Letter(s): 1

C T CORPORATION SYSTEM
P.O. BOX 9748
FORT LAUDERDALE, FL 33310

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 18, 2009

Job Number: C20090817-1653
Reference Number: 00002392442-56
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C31088-2001-001	Articles of Incorporation	1 Pages/1 Copies
C31088-2001-003	Amendment	4 Pages/1 Copies
C31088-2001-004	Amendment	4 Pages/1 Copies
20070569017-97	Amendment	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Chris Thomann
Certificate Number: C20090817-1653
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Office Use Only:
FILED # C31088-01
NOV 2 6 2001
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing

1. Name of Corporation	United Companies Corporation
2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)	NAME Capitol Corporate Services, Inc. PHYSICAL STREET ADDRESS: 202 S. Minnesota St. CITY: Carson City NEVADA ZIP: 89703 ADDITIONAL MAILING ADDRESS CITY
3. Shares: (No of shares corporation authorized to issue)	Number of shares with par value: 75,000 Par value: .01 Number of shares without par value: -0-
4. Names, Addresses, Number of Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of 1 members whose names and addresses are as follows: 1. NAME Frank J. Jakovac STREET ADDRESS 834 Ridge Avenue CITY Pittsburgh STATE Pennsylvania ZIP 15212 2. NAME STREET ADDRESS CITY STATE ZIP 3. NAME STREET ADDRESS CITY STATE ZIP 4. NAME STREET ADDRESS CITY STATE ZIP
5. Purpose (Optional-See instructions)	The purpose of this corporation shall be: Incubation of Investment Opportunities
6. Other Matters: (See instructions)	Number of addition pages:
7. Names, Addresses and Signatures of Incorporators: (if more than two incorporators, please attach additional pages)	Frank J. Jakovac NAME Signature STREET ADDRESS 834 Ridge Avenue CITY Pittsburgh STATE Pennsylvania ZIP 15212 NAME Signature STREET ADDRESS CITY STATE ZIP
8. Certificate of Acceptance of Appointment of Resident Agent:	I, Capitol Corporate Services, Inc. hereby accept appointment as Resident Agent for the above named corporation. Michelle Ellis Authorized Signature of Resident Agent or Resident Agent Company Date 11-26-01

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate to Accompany
Restated Articles
(PURSUANT TO NRS 78.403 and 82.371)

Office Use Only:
FILED # C31088-01
JUN 2 1 2002
IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403 or 82.371)
(This form may also be used to accompany Restated Articles for Limited-Liability Companies and Certificates of Limited Partnership and Business Trusts)
- Remit in Duplicate -

1. Name of **Nevada** entity as last recorded in this office:
UNITED COMPANIES CORPORATION

2. Indicate what changes have been made by checking the appropriate spaces.*

- [ ] The entity name has been amended.
- [ ] The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- [ ] The purpose of the entity has been amended.
- [X] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] The duration of the entity has been amended.
- [ ] IRS tax language has been added.
- [X] Articles have been added to the articles or certificate.
- [X] Articles have been deleted from the articles or certificate.
- [ ] None of the above apply. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain **newly** altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering Articles of Incorporation, Articles of Organization or Certificates of Limited Partnership.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

FILED # C 31088-01

JUN 2 1 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
UNITED COMPANIES CORPORATION

UNITED COMPANIES CORPORATION, A NEVADA CORPORATION, HEREBY AMENDS AND RESTATES ITS ARTICLES OF INCORPORATION TO READ AS FOLLOWS:

The undersigned, to form a Nevada corporation, CERTIFIES THAT:

I. NAME: The name of the corporation is: UNITED COMPANIES CORPORATION.

II. REGISTERED OFFICE; RESIDENT AGENT: The location of the registered office of this corporation within the State of Nevada is 202 South Minnesota Street, Carson City, Nevada 89703; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

The Resident Agent for the corporation shall be Capitol Corporate Services, Inc.

III. PURPOSE: The purpose for which this corporation is formed is: To engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), consisting of TWO HUNDRED FIFTY MILLION (250,000,000) shares of COMMON STOCK, $0.001 par value per share.

V. INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Frank Jakovac	834 Ridge Avenue Pittsburgh, Pennsylvania 15212

VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of one (1) director.

So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of Directors may be fewer than three, but not fewer than the number of shareholders.

The number of directors may, pursuant to the By-Laws, be increased or decreased by the Board of Directors, provided there shall be no less than one (1) nor more than nine (9) Directors.

The name and post office addresses of the directors constituting the first Board of Directors are as follows:

NAME	POST OFFICE ADDRESS
Frank Jakovac	834 Ridge Avenue Pittsburgh, Pennsylvania 15212

VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

XI. LIMITED LIABILITY: No officer or director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

XII INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise.

If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden or proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in

the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law agreement, vote of Stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

THE FOREGOING AMENDED AND RESTATED ARTICLES OF INCORPORATION WERE ADOPTED BY THE VOTE OF THE SOLE STOCKHOLDER OF THE CORPORATION ON JUNE ___, 2002, AND THEREFORE, THE VOTE BY WHICH THESE AMENDED AND RESTATED ARTICLES WAS ADOPTED WAS 100%.

Frank Jakovac
____
Frank Jakovac, President
Date: June 21, 2002

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

(#350)

FILED # C 31088-01

MAR 30 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box ☐ and attach an 8 ½" x 11" blank sheet listing the entities continued from article one.

TREBOR INDUSTRIES, INC.
Name of *acquired* entity

FLORIDA
Jurisdiction

CORPORATION
Entity type *

and,

UNITED COMPANIES CORPORATION
Name of *acquiring* entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200)(options a, b, or c must be used for each entity) (if there are more than two constituent entities, check box ☐ and attach an 8 ½" x 11" blank sheet listing the entities continued from article three):

(a) Owner's approval was not required from :

____
Name of *acquired* entity, if applicable

and, or;

UNITED COMPANIES CORPORATION
Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *:

TREBOR INDUSTRIES, INC.
Name of *acquired* entity, if applicable

and, or;

____
Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 3

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

____
Name of *acquired* entity, if applicable

and, or;

____
Name of *acquiring* entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐ (a) The entire plan of exchange is attached;

or,

☑ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 4

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*: ______________________

6) Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**
(If there are more than two constituent entities, check box ☐ and attach an 8 ½" x 11" blank sheet listing the entities continued from article eight):

TREBOR INDUSTRIES, INC.
Name of *acquired* entity

[signature]	PRESIDENT	3 / 24/ 04
Signature	Title	Date

UNITED COMPANIES
Name of *acquiring* entity

[signature]	PRESIDENT	3 / 23/ 04
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

FILING FEE: $350.00

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070569017-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/20/2007 4:02 PM
	Entity Number C31088-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

UNITED COMPANIES CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

Section I of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following: "The name of the Corporation is: Brownie's Marine Group, Inc."

Section IV of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

"IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the Corporation shall consist of TWO HUNDRED AND FIFTY MILLION (250,000,000) shares of common stock, $.001 par value per share."

See attached for complete Articles of Amendment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Directors and Majority Shareholders

4. Effective date of filing (optional): August 21, 2007
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature] CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
UNITED COMPANIES CORPORATION

United Companies Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), and in accordance with the applicable provisions of Section 78 of the Nevada Revised Statutes ("NRS"):

WHEREAS, the following resolutions were adopted by the Corporation's Board of Directors and the holders of a majority of the voting capital stock of the Corporation:

NOW THEREFORE BE IT RESOLVED:

1. That Section I of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

"The name of the Corporation is: Brownie's Marine Group, Inc."

2. That Section IV of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

"IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the Corporation shall consist of TWO HUNDRED AND FIFTY MILLION (250,000,000) shares of common stock, $.001 par value per share."

On the date of filing of this Articles of Amendment with the Secretary of State of the State of Nevada, every one hundred (100) issued and outstanding shares of the Corporation's previously authorized Common Stock, par value $.001 per share (the "Old Common Stock") shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $.001 (the "New Common Stock"). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person of record on August 21, 2007, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation's Common Stock, and no fractional shares will be issued. All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share.

3. That (i) a resolution was adopted by unanimous approval of the directors of the Corporation pursuant to NRS Section 78.390 on July 18, 2007, setting forth the above-mentioned amendments and declaring said amendments to be advisable, and (ii) holders of a majority of the outstanding shares of the Common stock of the Corporation adopted said amendments on July 18, 2007 in accordance with the provisions of NRS Section 78.302(2).

IN WITNESS WHEREOF, this Articles of Amendment of the Articles of Incorporation has been signed by the Chief Executive Officer of the Corporation this 20th day of August, 2007.

UNITED COMPANIES CORPORATION

By: _____________ ceo
Robert Carmichael, Chief Executive Officer